Filed pursuant to Rule 433(d)
Registration Statement No. 333-138237

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling toll-free 1-877-858-5407.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the offered certificates referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such offered certificates, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the offered certificates.

You may withdraw your indication of interest at any time.

Term Sheet	Date Prepared: January 5, 2007

Citigroup Mortgage Loan Trust 2007-WFHE2 Asset-Backed Certificates,
Series 2007-WFHE2

Approximate Total Offered Size: $
Citigroup Global Markets Realty Corp.
Seller
Wells Fargo Bank N.A.
Servicer
Citigroup Mortgage Loan Trust Inc.
Depositor

Tranche	Amount(1)	Int. Type / Class(2)	Initial Credit Enhancement(4)	Ratings (S&P/Moodys)		WAL (Call/ Mat)(3)	Window (Call/ Mat)(3)
OFFERED CERTIFICATES
A-1		FLT/SR/SEQ	[23.00%]	[AAA]	[Aaa]	[1.00]	[1.00]
A-2		FLT/SR/SEQ	[23.00%]	[AAA]	[Aaa]	[2.00]	[2.00]
A-3		FLT/SR/SEQ	[23.00%]	[AAA]	[Aaa]	[3.00]	[3.00]
A-4		FLT/SR/SEQ	[23.00%]	[AAA]	[Aaa]	[5.92]	[7.80]
M-1		Floating / Mezz	[18.85%]	[AA+]	[Aa1]	[4.84]	[5.33]
M-2		Floating / Mezz	[14.00%]	[AA]	[Aa2]	[4.53]	[5.00]
M-3		Floating / Mezz	[12.45%]	[AA-]	[Aa3]	[4.40]	[4.84]
M-4		Floating / Mezz	[10.70%]	[A+]	[A1]	[4.35]	[4.78]
M-5		Floating / Mezz	[8.85%]	[A]	[A2]	[4.30]	[4.71
M-6		Floating / Mezz	[7.45%]	[A-]	[A3]	[4.26]	[4.64]
M-7		Floating / Mezz	[6.35%]	[BBB+]	[Baa1]	[4.24]	[4.59]
M-8		Floating / Mezz	[5.45%]	[BBB]	[Baa2]	[4.23]	[4.54]
M-9		Floating / Mezz	[4.45%]	[BBB-]	[Baa2]	[4.21]	[4.48]
NON-OFFERED CERTIFICATES
M-10		Floating / Mezz	[3.00%]	[BB+]	[Ba1]	[4.19]	[4.37]

(1)	Certificate sizes are subject to change (+/- 10%)
(2)
The Class A Certificates will bear interest at variable rates, and their respective margins will increase by 2x following the Optional Termination Date; the Class M Certificates will bear interest at variable rates and their margins will increase by 1.5x following the Optional Termination Date

(3)	Based on Pricing Prepayment Assumption
(4)	Includes Overcollateralization

Transaction Overview:
Sole Manager:	Citigroup Global Markets, Inc	Expected Pricing Date:	[March 10, 2007]
Rating Agencies:	S&P / Moody’s	Expected Settlement Date:	[April 10, 2007]
Trustee:	[U.S. Bank, National Association]	Trust Administrator	[Citibank N.A.]

For Further Information:

Mortgage Finance Taruna Reddy (212) 723-6748 Venkat Veerubhotla (212) 723-6662 Ranie Guo (212) 723-6557	MBS Trading Stephen Weinstein (212) 723-5648 Phil Seares (212) 723-6325 Supriya Bajoria (212) 723-6325	MBS Structuring Shekhar Shah (212) 723-5386 Noel Doromal (212) 723-9026 Tai Wu (212) 723-5859

*All numbers are preliminary and subject to change.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-877-858-5407.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time

TRANSACTION SUMMARY

Title of Securities:	Citigroup Mortgage Loan Trust 2007-WFHE2, Asset-Backed Certificates, Series 2007-WFHE2

Offered Certificates:
Approximately $[ ] senior floating-rate certificates (the Class A-1, Class A-2, Class A-3 Certificates) and approximately $[ ]mezzanine floating-rate certificates (the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates).

Non-Offered Certificates:	Class M-10, Class CE, Class P, Class R and Class R-X Certificates

Class A Certificates:	Class A-1, Class A-2, Class A-3, and Class A-4 Certificates.

Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates.

Seller:	Citigroup Global Markets Realty Corp.

Originator:	Wells Fargo Bank N.A. (100.00%)

Servicer:	Wells Fargo Bank N.A. Wells Fargo Bank N.A. currently has a Servicer Quality rating of “SQ1” by Moodys, a rating of “Strong” by S & P as a Primary Servicer of subprime residential mortgage loans

Depositor:	Citigroup Mortgage Loan Trust Inc.

Credit Risk Manager:
Clayton Fixed Income Services Inc. (formerly known as The Murrayhill Company) will act as the trust’s representative in advising the Servicers regarding certain delinquent and defaulted mortgage loans, and in monitoring and reporting to the trust administrator on the performance of such mortgage loans.

Trust Administrator:	Citibank N.A.

Trustee:	U.S. Bank, National Association

Cap Provider:	Citibank, N.A.

PMI Insurer	[United Guaranty Corporation]

Mortgage Loans:
Approximately [6,718] adjustable-rate and fixed-rate, first and second lien, closed-end, subprime mortgage loans with an aggregate scheduled principal balance as of the Cut-off Date of approximately $[1,005,346,177.87].

The characteristics of the pool of Mortgage Loans delivered on the Closing Date are not expected to differ materially from the characteristics of the Mortgage Loans described herein although the aggregate principal balance, range of mortgage rates, maturities and certain other characteristics of the Mortgage Loans set forth in this term-sheet may vary by as much as 10%.

Closing Date:	On or about April 10, 2007.

Distribution Dates:	25th of each month, or if such day is not a business day, the next succeeding business day, commencing April 25, 2007

Cut-Off Date:	March 1, 2007.

Payment Delay:	The Offered Certificates have a 0 day delay.

Day Count:	The Offered Certificates are Actual/360.

Administrative Fee Rate:	Sum of the Servicing Fee Rate, Credit Risk Manager Fee Rate and [PMI Insurer Fee] Rate equal to [0.720%] per annum.

Denomination:	$25,000 and multiples of $1 in excess thereof.

Legal Final Maturity:	For all classes the legal final maturity is expected to be March 2037.

SMMEA Eligibility:	None of the Offered Certificates will be SMMEA eligible.

ERISA Eligibility:	All of the Offered Certificates are expected to be ERISA eligible except for the [Class M-10] Certificates - subject to one or more investor-based exemptions.

Tax Status:	The Offered Certificates will be treated as REMIC regular interests for federal income tax purposes.

STRUCTURE SUMMARY

Structure:	Senior/Subordinate/Overcollateralization Structure

Prepayment Assumption:
2-year and shorter Fixed Rate Period Adjustable-Rate Mortgage Loans: 2.0% CPR in month 1, building to 30.0% CPR by month 12; 30.0% CPR for months 13-22; 60.0% CPR for months 23-27; 35.0% CPR for months 28 and thereafter.

3-year and longer Fixed Rate Period Adjustable-Rate Mortgage Loans: 2.0% CPR in month 1, building to 30.0% CPR by month 12; 30.0% CPR for months 13-34; 60.0% CPR for months 35-39; 35.0% CPR for months 40 and thereafter.

Fixed-rate Mortgage Loans: 4.0% CPR growing to 23.0% CPR over 12 months and remaining at 23.0% CPR thereafter.

Pass-Through Rate:
➢  The monthly Pass-Through Rate for the Class A and Class M Certificates on each Distribution Date is the lesser of:
•  (1) the Formula Rate
•  (2) the Net WAC Cap for that Distribution Date
➢  The Formula Rate for the Class A and Class M Certificates is as follows:
•       On or prior to the Optional Termination Date: The lesser of (i) 1-Month LIBOR plus a margin which will be set at pricing for the Class A and Class M Certificates and (ii) the maximum cap rate.
•  After the Optional Termination Date: The lesser of (i)1-Month LIBOR plus 2x the initial margin for the Class A Certificates and 1-Month LIBOR plus 1.5x the initial margin for the Class M Certificates and (ii) the maximum cap rate.

Principal Payments for Class A Certificates:
Prior to the Stepdown Date or if a Trigger Event occurs, the Class A Certificates will receive ALL of the principal collected on the mortgage loans plus any Excess Interest from the mortgage loans required to build to or maintain the Targeted Overcollateralization Amount.

On or after the Stepdown Date and assuming no Trigger Event is in effect, principal distributed to the Class A Certificates will be an amount such that the Class A Certificates will have approximately [46.0]% of the current principal balance of the Mortgage Loans as credit enhancement (which is 2x the initial credit support).

Principal Payments for Class M Certificates:
The Class M Certificates will NOT receive any principal distributions prior to the Stepdown Date, or if a Trigger Event occurs.

Thereafter (assuming no Trigger Event is in effect), principal will be shared among the Class M Certificates to maintain, in each case, approximately 2x their respective initial credit support.

Maximum Cap Rate:
The Maximum Cap Rate for any Distribution Date is a per annum rate (subject to an adjustment based on the actual number of days elapsed in the related Interest Accrual Period), equal to the weighted average of the Maximum Net Mortgage Rates on the then outstanding Mortgage Loans, plus any amounts expressed as a per annum rate of payments from the Cap Agreement divided by the aggregate principal balance of the Mortgage Loans as of the first day of the related Due Period.

Principal Remittance Amount:
For any Distribution Date, an amount equal to the aggregate of:
(i)  the principal portion of all scheduled monthly payments on the Mortgage Loans actually received or advanced on or prior to the related Determination Date;
(ii)  the principal portion of all proceeds received in respect of the repurchase of a Mortgage Loan, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the related Prepayment Period; and
(iii)  the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period net of reimbursements, including reimbursements to the trustee and the servicer, to the extent applied as recoveries of principal on the Mortgage Loans.

Optional Termination:
10% cleanup call based on the Cut-off Date Principal Balance of the mortgage loans. If such call is exercised, the Class A and Class M Certificateholders are entitled, to the extent of funds available, to:
➢  Outstanding principal balance of the Class A and Class M Certificates
➢  Current interest accrued on such balance at the related Pass-Through Rate
➢  Interest previously earned but not paid (if any)
➢  “LIBOR Carryover Amount” (if any)

Net WAC Cap:
The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average of the Net Mortgage Rates of the Mortgage Loans.

Net Mortgage Rate:	For each Mortgage Loan the applicable Mortgage Rate less the Administrative Fee Rate.

LIBOR Carryover Amount:
For any Distribution Date the excess, if any, of (i) the amount of interest the Class A and Class M Certificates would have accrued for such Distribution Date based on its respective Formula Rate, over (ii) the amount of interest the Certificates accrued for such Distribution Date based on the Net WAC Cap, plus the unpaid portion of any such excess from the immediately preceding Distribution Date plus interest accrued thereon at the respective Formula Rate for the most recently ended interest accrual period.

Interest Carry Forward Amount:
As of any Distribution Date, the sum of:

(x)    the excess, if any, of the Accrued Certificate Interest and any Interest Carry Forward Amount for the prior Distribution Date, over the amount in respect of interest actually distributed on each class on such prior Distribution Date and

(y)    interest on such excess at the applicable Pass-Through Rate on the basis of the actual number of days elapsed since the prior Distribution Date.

Excess Interest:
Excess Interest, to the extent it is not used for other required purposes, including to absorb realized losses on the Mortgage Loans, to cover certain interest shortfalls on the Certificates, to reimburse previously allocated losses, or to fund any Overcollateralization Deficiency, will be available to make distributions of the LIBOR Carryover Amount to the Certificates in an amount equal to any reductions in the amount of interest distributable to such holders caused by application of the Net WAC Cap.

Senior Enhancement Percentage:
For any distribution date is the percentage obtained by dividing
(x)   the aggregate Certificate Principal Balance of the Class M Certificates and the Overcollateralization Amount, calculated after taking into account distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions thereof on the related distribution date, by

(y)   the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period).

Available Funds:
For any Distribution Date, the sum, net of amounts payable or reimbursable therefrom to the Servicer, the Trustee, the PMI Insurer and the Credit Risk Manager of: (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due during the related Due Period and received on or prior to the related Determination Date; (ii) unscheduled payments in respect of the

Mortgage Loans (including prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for the Mortgage Loans, occurring during the related Prepayment Period or proceeds from the repurchase of the Mortgage Loans due to the Optional Termination of the Trust); (iii) all principal and interest Advances with respect to the Mortgage Loans received for such Distribution Date; and (iv) all compensating interest paid by the Servicer in respect of prepayment interest shortfalls for the related period.

Principal Distribution Amount:
On any Distribution Date, the lesser of (i) the outstanding certificate principal balance of the Class A and Class M Certificates and (ii) the Principal Remittance Amount minus any Overcollateralization Release Amount.

Class A Principal Distribution Amount:
With respect to any Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, 100% of the Principal Distribution Amount plus amounts payable under clause 4 under payment priority. With respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount, not less than zero, equal to the excess of (i) the outstanding certificate principal balance of the Class A Certificates over (ii) the lesser of (a) approximately [54.0]% of the outstanding principal balance of the Mortgage Loans on the last day of the related Due Period and (b) the outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period minus 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date.

All distributions of principal to the Class A Certificates on any Distribution Date will be distributed first to the Class A-1 Certificates, second, to the Class A-2 Certificates, third, to the Class A-3 Certificates, and fourth to the Class A-4 Certificates, in each case until the Certificate Principal Balance of each such class of Certificates has been reduced to zero.

Notwithstanding the foregoing, on any Distribution Date on or after which the aggregate Certificate Principal Balance of the Class M and Class CE Certificates has been reduced to zero, principal will be allocated to Class A Certificates on a pro-rata basis based on the Certificate Principal Balance of each such class.

Class M Principal Distribution Amount:
For each Class M Certificate with respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, the excess of (i) the sum of (a) the aggregate outstanding Certificate Principal Balance of all more senior Certificates after distribution of all more senior Principal Distribution Amounts on the related Distribution Date and (b) the outstanding Certificate Principal Balance of the respective Class M Certificates over (ii) the lesser of (a) approximately 100% minus 2X the respective Class M Certificates initial credit support percentage of the outstanding principal balance of the Mortgage Loans on the last day of the related Due Period and (b) the outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period minus 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Cap Agreement:
On the Closing Date, the Trust Administrator (in its capacity as Cap Trustee for the Cap Trust) will enter into a Cap Agreement with the Cap Provider for the benefit of the Class A and Class M Certificates. The Cap Provider will be obligated to make monthly payments to the Cap Trustee (based on a notional amount) when one-month LIBOR exceeds the strike rate for the related period. The schedule containing the notional amounts is in the table on page 12.

Payment Priority:
On each Distribution Date, Available Funds from the Mortgage Loans will be distributed as follows:
1.  From the Interest Remittance Amount, to pay interest on the Class A Certificates on a pro-rata basis based on the entitlement of such class, including any accrued unpaid interest from a prior Distribution Date, and then, excluding any accrued unpaid interest from prior Distribution Dates, to pay interest to the Class M Certificates, sequentially.
2.  Prior to the Stepdown Date or if a Trigger Event is in effect an amount up to the Principal Distribution Amount will be distributed as follows:

a)  To pay the Class A Principal Distribution Amount to the Class A Certificates, until the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero. Principal distributed to the Class A Certificates will be distributed sequentially to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in that order, until the Certificate Principal Balances thereof have been reduced to zero
b)  To pay any remaining Principal Distribution Amount to the Class M Certificates sequentially until the Certificate Principal Balance of each such class has been reduced to zero.
3.  On or after the Stepdown Date and if a Trigger Event is not in effect an amount up to the Principal Distribution Amount will be distributed as follows:
a)  To pay up to an amount equal to the Class A Principal Distribution Amounts to the Class A Certificates, until the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero. Principal distributed to the Class A Certificates will be distributed sequentially to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in that order, until the Certificate Principal Balances thereof have been reduced to zero (except as otherwise specified under Class A Principal Distribution Amount);
b)  To pay up to an amount equal to the respective Class M Principal Distribution Amount, sequentially to the Class M Certificates until the Certificate Principal Balance of each such class is reduced to zero.
4.      To pay Excess Interest, if any, up to an amount sufficient to restore overcollateralization to the required level, to pay the Class A and Class M Certificates in the same manner in which the Principal Distribution Amount is paid.
5.       From Excess Interest, if any, to pay the Interest Carry Forward Amounts on the Class M Certificates, sequentially.
6.       From Excess Interest, if any, to pay allocated Realized Loss Amounts on the Class M Certificates, sequentially.
7.       From Excess Interest, if any, to pay any LIBOR Carryover Amounts in the following order of priority, in each case to the extent of amounts remaining in the reserve account:
(i)  to the Class A Certificates, on a pro rata basis based first on outstanding certificate principal balance and second on such remaining undistributed LIBOR Carryover Amounts,
(ii)  sequentially to the Class M Certificates any such remaining undistributed LIBOR Carryover Amounts for each class.
8.       To the holders of the Class CE Certificates as provided in the Pooling and Servicing Agreement.
9.       To the holders of the Class R Certificates, any remaining amounts.

Cap Priority:
Any amounts received under the Cap Agreement will be distributed by the Trust Administrator as follows:
1. To cover Interest Carry Forward Amounts on the Class A Certificates.
2. To make distributions as set forth in clauses (4) through (7) above to the extent remaining undistributed.
3. Any remaining amounts to the Class CE Certificates.

CREDIT ENHANCEMENT SUMMARY

Stepdown Date:
The earlier to occur of:

(i) the Distribution Date immediately following the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates is reduced to zero, and
(ii) the later to occur of:

(x) the 37th Distribution Date and
(y) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to twice its initial amount

Mortgage Insurance:
Approximately 5.67% of the loans are covered by a primary mortgage insurance policy that will be paid for from available funds by the trust. Such mortgage insurance policies will cover the loans to an effective loan-to value ratio of approximately 65.00%. Including all Mortgage Insurance, the weighted-average effective loan-to-value ratio of the Mortgage Loans is 81.55%.

Mortgage Insurance Premium Fees are applied to the outstanding principal balance of the loans that have mortgage insurance policies that will be paid for from available funds by the trust. The annualized monthly premium rate to be paid by the trust is 3.405% on these loans. For purposes of modeling assumptions the mortgage insurance fee has been assumed as 0.20% on the pool.

Trigger Event:
On a Distribution Date, a Trigger Event will be in effect if:
(i)  the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date.

Distribution Date	Percentage
April 2009 through March 2010	[1.25%]
April 2010 through March 2011	[2.80%]
April 2011 through March 2012	[4.35%]
April 2012 through March 2013	[5.65%]
April 2013 and thereafter	[6.30%]

(ii) If the aggregate principal balance of 60+ Day Delinquent Loans equals or exceeds [34.75%] of the Senior Enhancement Percentage.

60+ Day Delinquent Loan:
The percentage obtained by dividing (x) the aggregate Stated Principal Balance of (i) Mortgage Loans Delinquent 60 days or more (including Mortgage Loans in bankruptcy and Delinquent 60 days or more), (ii) REO Properties and (iii) Mortgage Loans in foreclosure by (y) the aggregate Stated Principal Balance of the Mortgage Loans, in each case, calculated prior to taking into account payments of principal on the Mortgage Loans due on the related Due Date or received during the related Prepayment Period.

Credit Enhancement:	Credit Enhancement will be provided by: ➢ Excess Interest ➢ Overcollateralization ➢ Subordination ➢ Primary mortgage insurance policy

Class	Initial Credit Support*/**	Target Credit Support**
A	[23.00%]	[46.00%]
M-1	[18.85%]	[37.70%]
M-2	[14.00%]	[28.00%]
M-3	[12.45%]	[24.90%]
M-4	[10.70%]	[21.40%]
M-5	[8.85%]	[17.70%]
M-6	[7.45%]	[14.90%]
M-7	[6.35%]	[12.70%]
M-8	[5.45%]	[10.90%]
M-9	[4.45%]	[8.90%]
M-10	[3.00%]	[6.00%]
* Includes Overcollateralization		**Approximate

Overcollateralization Amount:
For any Distribution Date the excess, if any, of (a) the sum of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments received or advanced on or before the related Determination Date and principal prepayments received during the related Prepayment Period) over (b) the sum of the aggregate Certificate Principal Balance of the Class A, Class M and Class P Certificates, after giving effect to distributions to be made on such Distribution Date.

Overcollateralization Deficiency:
As of any Distribution Date, the excess, if any, of:
(x) the Targeted Overcollateralization Amount for such Distribution Date over
(y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all classes of Certificates from distributions of the Principal Remittance Amount, but prior to taking into account any Allocated Realized Loss Amounts on such Distribution Date.

Overcollateralization Release Amount:
As of any Distribution Date, the lesser of (a) the Principal Remittance Amount and (b) the excess, if any, of:
(x) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all classes of Certificates from distributions of the Principal Remittance Amount, but prior to taking into account any Applied Realized Loss Amounts on such Distribution Date, over (y) the Targeted Overcollateralization Amount for such Distribution Date.

Targeted Overcollateralization Amount:
As of any Distribution Date, the Targeted Overcollateralization Amount (a) prior to the Stepdown Date, is an amount equal to approximately [1.95%] of the principal balance of the Mortgage Loans as of the Cut-off date; (b) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (i) approximately [3.90%] of the then current aggregate outstanding Principal Balance of the Mortgage Loans as of the last day of the related due period and (ii) [0.50%] of the principal balance of the Mortgage Loans as of the Cut-off date; and (c) on or after the Stepdown Date and if a Trigger Event is in effect, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

Allocation of Losses/ Subordination:
Realized losses on the Mortgage Loans will be applied:
➢  First to reduce the Excess Interest, cash from the cap agreement and Overcollateralization Amount
➢  Then to the Class M Certificates, reverse sequentially, until each such class has been reduced to zero
➢  In no event will losses be allocated to the Class A certificates

Advances:	Subject to certain limitations, the Servicers must advance delinquent payments of principal and interest on the mortgage loans.

Compensating Interest:	The Servicer is obligated to offset any Prepayment Interest Shortfall, on any Distribution Date, with Compensating Interest to the extent its Servicing Fee for each Distribution Date.

Net WAC Cap and Effective Maximum Rate for the Offered Certificates

Period	NWC(1) (%)	Effective Max Rate (2,3) (%)	Period	NWC(1) (%)	Effective Max Rate (2,3) (%)
1	14.85	27.32	39	9.34	19.99
2	8.48	20.92	40	9.65	20.36
3	7.66	20.07	41	9.33	20.55
4	7.92	20.30	42	9.64	20.89
5	7.66	20.01	43	9.32	20.45
6	7.92	20.23	44	9.32	20.40
7	7.66	19.94	45	9.62	20.74
8	7.66	19.90	46	9.31	20.30
9	7.92	20.11	47	9.61	20.65
10	7.67	19.78	48	9.30	20.21
11	7.93	19.97	49	9.29	20.15
12	7.67	19.61	50	10.28	21.35
13	7.68	19.51	51	9.28	20.05
14	8.21	19.92	52	9.59	20.39
15	7.68	19.28	53	9.27	19.96
16	7.93	19.42	54	9.58	20.29
17	7.68	19.02	55	9.26	19.85
18	7.94	19.08	56	9.26	19.80
19	7.69	18.43	57	9.56	20.13
20	7.69	18.05	58	9.25	19.69
21	7.98	18.00	59	9.55	20.02
22	7.82	17.86	60	9.24	19.58
23	9.69	20.16	61	9.23	11.51
24	9.37	19.79	62	9.86	12.29
25	9.35	19.73	63	9.22	11.48
26	10.34	20.70	64	9.52	11.85
27	9.33	19.34	65	9.21	11.45
28	9.64	19.40	66	9.51	11.81
29	9.33	19.40	67	9.20	11.42
30	9.64	19.67	68	9.20	11.40
31	9.32	19.24	69	9.50	11.76
32	9.32	19.15	70	9.19	11.37
33	9.62	19.43	71	9.49	11.73
34	9.32	19.07	72	9.17	11.33
35	9.67	20.03	73	9.17	11.32
36	9.35	19.58
37	9.35	19.49
38	10.35	20.96

Assumptions:
(1)	Assumes 1mLIBOR, 6mLIBOR and 1yrCMT stays at [5.36]%, [5.35]% and [4.95]% respectively and the cashflows are run to the 10% Optional Termination at the pricing speed.
(2)	Assumes 1mLIBOR, 6mLIBOR and 1yrCMT increase instantaneously to 20.00% and the cashflows are run to the 10% Optional Termination at the pricing speed.
(3)	Includes payments from Cap Agreement if any.

Cap Agreement Schedule, Strike= 6.00% for all Periods.

Period	Notional Balance ($)	Period	Notional Balance ($)
1	898,728,500.00	35	221,535,923.43
2	888,748,561.41	36	212,007,686.42
3	876,791,329.31	37	202,810,279.86
4	862,879,242.94	38	202,810,279.86
5	847,045,308.28	39	202,810,279.86
6	829,362,260.07	40	202,810,279.86
7	809,903,528.53	41	198,848,332.39
8	788,766,062.80	42	192,048,826.11
9	766,067,287.91	43	185,484,780.59
10	741,960,262.34	44	179,147,908.36
11	716,896,455.38	45	173,030,260.77
12	692,500,831.41	46	167,124,173.88
13	668,876,005.39	47	161,422,299.73
14	645,997,531.66	48	155,917,881.30
15	623,841,761.01	49	150,603,578.92
16	602,347,115.78	50	145,472,718.63
17	581,195,383.49	51	140,518,895.08
18	560,502,563.07	52	135,735,931.00
19	540,067,135.15	53	131,117,878.49
20	519,811,533.10	54	126,659,078.50
21	499,665,280.51	55	122,353,800.82
22	477,173,222.68	56	118,196,692.55
23	433,725,364.95	57	114,182,554.23
24	392,932,448.48	58	110,306,151.65
25	356,556,722.89	59	106,562,403.17
26	325,632,645.56	60	102,943,872.00
27	311,229,152.43	61	99,449,579.56
28	298,578,837.98	62	96,075,413.86
29	286,369,139.48	63	92,817,195.81
30	274,585,098.66	64	89,670,894.74
31	263,211,172.33	65	86,632,635.32
32	252,232,907.50
33	241,636,372.51
34	231,408,317.29

Sensitivity Analysis - To Maturity
Percent of Prepay Assumption	50%	100%	150%	200%
A-1
WAL (yrs)	1.63	1.00	0.73	0.59
Principal Window (mos)	1 - 38	1 - 22	1 - 16	1 - 12
Principal Window End (date)	Mar-10	Nov-08	May-08	Jan-08

A-2
WAL (yrs)	4.27	2.00	1.55	1.19
Principal Window (mos)	38 - 74	22 - 29	16 - 22	12 - 17
Principal Window End (date)	Mar-13	Jun-09	Nov-08	Jun-08

A-3
WAL (yrs)	8.21	3.00	1.85	1.57
Principal Window (mos)	74 - 132	29 - 63	22 - 24	17 - 21
Principal Window End (date)	Jan-18	Apr-12	Jan-09	Oct-08

A-4
WAL (yrs)	15.65	7.80	2.07	1.80
Principal Window (mos)	132 - 310	63 - 175	24 - 28	21 - 23
Principal Window End (date)	Nov-32	Aug-21	May-09	Dec-08

M-1
WAL (yrs)	9.14	5.33	5.23	3.90
Principal Window (mos)	48 - 277	50 - 148	28 - 110	23 - 77
Principal Window End (date)	Feb-30	May-19	Mar-16	Jun-13

M-2
WAL (yrs)	9.11	5.00	4.22	3.01
Principal Window (mos)	48 - 268	44 - 141	42 - 87	31 - 61
Principal Window End (date)	May-29	Oct-18	Apr-14	Feb-12

M-3
WAL (yrs)	9.08	4.84	3.66	2.68
Principal Window (mos)	48 - 252	43 - 130	39 - 80	29 - 56
Principal Window End (date)	Jan-28	Nov-17	Sep-13	Sep-11

Assumptions:
1. Prepayments are capped at 85% CPR.

Sensitivity Analysis - To Maturity
Percent of Prepay Assumption	50%	100%	150%	200%
M-4
WAL (yrs)	9.06	4.78	3.49	2.58
Principal Window (mos)	48 - 246	42 - 126	37 - 77	28 - 54
Principal Window End (date)	Jul-27	Jul-17	Jun-13	Jul-11

M-5
WAL (yrs)	9.02	4.71	3.34	2.49
Principal Window (mos)	48 - 237	40 - 121	35 - 74	26 - 52
Principal Window End (date)	Oct-26	Feb-17	Mar-13	May-11

M-6
WAL (yrs)	8.97	4.64	3.23	2.42
Principal Window (mos)	48 - 227	40 - 115	33 - 70	26 - 49
Principal Window End (date)	Dec-25	Aug-16	Nov-12	Feb-11

M-7
WAL (yrs)	8.92	4.59	3.16	2.36
Principal Window (mos)	48 - 217	39 - 109	32 - 66	25 - 47
Principal Window End (date)	Feb-25	Feb-16	Jul-12	Dec-10

M-8
WAL (yrs)	8.86	4.54	3.08	2.34
Principal Window (mos)	48 - 207	39 - 104	32 - 63	25 - 45
Principal Window End (date)	Apr-24	Sep-15	Apr-12	Oct-10

M-9
WAL (yrs)	8.77	4.48	3.02	2.32
Principal Window (mos)	48 - 198	38 - 98	31 - 59	25 - 43
Principal Window End (date)	Jul-23	Mar-15	Dec-11	Aug-10

M-10
WAL (yrs)	8.61	4.37	2.92	2.24
Principal Window (mos)	48 - 186	38 - 92	30 - 55	24 - 40
Principal Window End (date)	Jul-22	Sep-14	Aug-11	May-10

Assumptions:
1. Prepayments are capped at 85% CPR.

Sensitivity Analysis - To Optional Termination
Percent of Prepay Assumption	50%	100%	150%	200%
A-1
WAL (yrs)	1.63	1.00	0.73	0.59
Principal Window (mos)	1 - 38	1 - 22	1 - 16	1 - 12
Principal Window End (date)	Mar-10	Nov-08	May-08	Jan-08

A-2
WAL (yrs)	4.27	2.00	1.55	1.19
Principal Window (mos)	38 - 74	22 - 29	16 - 22	12 - 17
Principal Window End (date)	Mar-13	Jun-09	Nov-08	Jun-08

A-3
WAL (yrs)	8.21	3.00	1.85	1.57
Principal Window (mos)	74 - 132	29 - 63	22 - 24	17 - 21
Principal Window End (date)	Jan-18	Apr-12	Jan-09	Oct-08

A-4
WAL (yrs)	12.39	5.92	2.07	1.80
Principal Window (mos)	132 - 152	63 - 73	24 - 28	21 - 23
Principal Window End (date)	Sep-19	Feb-13	May-09	Dec-08

M-1
WAL (yrs)	8.29	4.84	3.20	2.49
Principal Window (mos)	48 - 152	50 - 73	28 - 43	23 - 32
Principal Window End (date)	Sep-19	Feb-13	Aug-10	Sep-09

M-2
WAL (yrs)	8.29	4.53	3.54	2.62
Principal Window (mos)	48 - 152	44 - 73	42 - 43	31 - 32
Principal Window End (date)	Sep-19	Feb-13	Aug-10	Sep-09

M-3
WAL (yrs)	8.29	4.40	3.37	2.49
Principal Window (mos)	48 - 152	43 - 73	39 - 43	29 - 32
Principal Window End (date)	Sep-19	Feb-13	Aug-10	Sep-09

Assumptions:
Prepayments are capped at 85% CPR.

Sensitivity Analysis - To Optional Termination
Percent of Prepay Assumption	50%	100%	150%	200%
M-4
WAL (yrs)	8.29	4.35	3.21	2.40
Principal Window (mos)	48 - 152	42 - 73	37 - 43	28 - 32
Principal Window End (date)	Sep-19	Feb-13	Aug-10	Sep-09

M-5
WAL (yrs)	8.29	4.30	3.08	2.32
Principal Window (mos)	48 - 152	40 - 73	35 - 43	26 - 32
Principal Window End (date)	Sep-19	Feb-13	Aug-10	Sep-09

M-6
WAL (yrs)	8.29	4.26	2.99	2.26
Principal Window (mos)	48 - 152	40 - 73	33 - 43	26 - 32
Principal Window End (date)	Sep-19	Feb-13	Aug-10	Sep-09

M-7
WAL (yrs)	8.29	4.24	2.93	2.22
Principal Window (mos)	48 - 152	39 - 73	32 - 43	25 - 32
Principal Window End (date)	Sep-19	Feb-13	Aug-10	Sep-09

M-8
WAL (yrs)	8.29	4.23	2.88	2.21
Principal Window (mos)	48 - 152	39 - 73	32 - 43	25 - 32
Principal Window End (date)	Sep-19	Feb-13	Aug-10	Sep-09

M-9
WAL (yrs)	8.29	4.21	2.85	2.21
Principal Window (mos)	48 - 152	38 - 73	31 - 43	25 - 32
Principal Window End (date)	Sep-19	Feb-13	Aug-10	Sep-09

M-10
WAL (yrs)	8.29	4.19	2.81	2.17
Principal Window (mos)	48 - 152	38 - 73	30 - 43	24 - 32
Principal Window End (date)	Sep-19	Feb-13	Aug-10	Sep-09

Assumptions:
Prepayments are capped at 85% CPR.

Assumed Monthly Excess Interest at Static Indices

Period	Excess Interest at Static Indices (%)	Period	Excess Interest at Static Indices (%)	Period	Excess Interest at Static Indices (%)
1	4.99	26	4.46	51	3.82
2	2.80	27	3.90	52	4.00
3	2.26	28	4.08	53	3.81
4	2.43	29	3.88	54	3.99
5	2.25	30	4.06	55	3.80
6	2.43	31	3.87	56	3.80
7	2.25	32	3.86	57	3.98
8	2.25	33	4.04	58	3.79
9	2.43	34	3.86	59	3.97
10	2.25	35	4.09	60	3.78
11	2.43	36	3.89	61	3.77
12	2.25	37	3.88	62	4.14
13	2.25	38	4.33	63	3.76
14	2.61	39	3.82	64	3.94
15	2.25	40	4.03	65	3.75
16	2.42	41	3.85	66	3.93
17	2.25	42	4.04	67	3.75
18	2.42	43	3.85	68	3.76
19	2.25	44	3.84	69	3.95
20	2.25	45	4.03	70	3.77
21	2.45	46	3.84	71	3.96
22	2.36	47	4.02	72	3.78
23	4.15	48	3.83	73	3.79
24	3.95	49	3.83
25	3.93	50	4.38

Assumptions:
1) Run at pricing prepayment assumption
2) Excess (30/360)
3) Static Indices: 1mL = [5.36]% 6mL = [5.35]% 1yrCMT = [4.95]%
4) Run to 10% Optional Termination
5) Includes payments made from the Cap Agreement if any

Assumed Monthly Excess Interest at Forward Indices

Period	1 Month LIBOR Forwards (%)	6 Month LIBOR Forwards (%)	1 Year CMT Forwards (%)	Excess Interest at Forwards (%)	Period	1 Month LIBOR Forwards (%)	6 Month LIBOR Forwards (%)	1 Year CMT Forwards (%)	Excess Interest at Forwards (%)
1	5.36000	5.35000	4.95000	4.99	39	4.80171	4.87738	4.56850	4.01
2	5.33363	5.30806	4.92442	2.82	40	4.81652	4.88707	4.58128	4.20
3	5.31033	5.25930	4.89570	2.30	41	4.82858	4.89713	4.59414	4.05
4	5.28502	5.20424	4.85291	2.50	42	4.83559	4.90718	4.60699	4.21
5	5.24965	5.14645	4.80855	2.36	43	4.83887	4.91674	4.62074	4.04
6	5.19617	5.08776	4.76419	2.59	44	4.84580	4.92535	4.63460	4.03
7	5.12203	5.02990	4.72522	2.48	45	4.85867	4.93280	4.64845	4.19
8	5.04743	4.97515	4.68684	2.56	46	4.87567	4.93890	4.66226	4.00
9	4.98709	4.92526	4.64847	2.79	47	4.88768	4.94365	4.67606	4.19
10	4.94571	4.88091	4.61090	2.66	48	4.89177	4.94772	4.68986	4.01
11	4.90497	4.84203	4.57342	2.87	49	4.88949	4.95207	4.69833	4.01
12	4.85625	4.80914	4.53594	2.75	50	4.88956	4.95744	4.70621	4.52
13	4.80031	4.78331	4.51472	2.80	51	4.89455	4.96344	4.71408	4.00
14	4.75422	4.76538	4.49532	3.18	52	4.90356	4.96938	4.71972	4.17
15	4.72638	4.75407	4.47591	2.87	53	4.91164	4.97468	4.72510	4.00
16	4.71708	4.74691	4.46910	3.04	54	4.91733	4.97946	4.73048	4.16
17	4.71160	4.74127	4.46368	2.89	55	4.92101	4.98407	4.73312	3.99
18	4.70432	4.73672	4.45825	3.06	56	4.92485	4.98880	4.73545	3.98
19	4.69485	4.73361	4.46434	2.90	57	4.92946	4.99363	4.73779	4.15
20	4.68773	4.73233	4.47170	2.91	58	4.93469	4.99847	4.73466	3.97
21	4.68424	4.73263	4.47906	3.09	59	4.93975	5.00325	4.73093	4.15
22	4.68392	4.73404	4.49201	3.00	60	4.94443	5.00799	4.72720	3.96
23	4.68482	4.73619	4.50558	4.34	61	4.94879	5.01274	4.72018	3.95
24	4.68603	4.73916	4.51915	4.17	62	4.95324	5.01757	4.71280	4.29
25	4.68733	4.74327	4.52639	4.15	63	4.95791	5.02244	4.70541	3.93
26	4.68949	4.74885	4.53294	4.62	64	4.96274	5.02735	4.69775	4.10
27	4.69254	4.75623	4.53948	4.12	65	4.96758	5.03226	4.69007	3.93
28	4.69652	4.76572	4.54050	4.27	66	4.97238	5.03717	4.68238	4.10
29	4.70232	4.77744	4.54091	4.11	67	4.97713	5.04209	4.67512	3.93
30	4.71018	4.79037	4.54132	4.26	68	4.98191	5.04704	4.66790	3.93
31	4.72021	4.80309	4.53828	4.08	69	4.98673	5.05201	4.66068	4.11
32	4.73288	4.81437	4.53485	4.06	70	4.99157	5.05698	4.65330	3.93
33	4.74838	4.82431	4.53142	4.21	71	4.99644	5.06196	4.64591	4.13
34	4.76544	4.83338	4.53171	4.04	72	5.00131	5.06694	4.63851	3.95
35	4.77836	4.84206	4.53242	4.26	73	5.00619	5.07191	4.63416	3.96
36	4.78497	4.85060	4.53312	4.08
37	4.78656	4.85921	4.54415	4.07
38	4.79129	4.86811	4.55632	4.47

Assumptions:
1. Run at pricing prepayment assumption
2. Excess (30/360)
3. Run to 10% Optional Termination
4. Includes payments made from the Cap Agreement if any
5.15 day lookback for 6m Libor and 1 yr CMT

BREAKEVEN (PRIOR TO 1ST DOLLAR LOSS)

BOND	CDR BE RATE (%)	WAL (yr)	Cum Loss (%)
M-1	33.72	5.19	22.69
M-2	24.66	5.98	18.60
M-3	22.14	8.11	17.28
M-4	19.48	8.37	15.80
M-5	16.86	8.77	14.21
M-6	14.97	9.69	12.99
M-7	13.49	10.53	11.99
M-8	12.25	11.19	11.11
M-9	10.85	11.25	10.07
M-10	9.08	11.02	8.69

Assumptions

1.	Stepdown fails in every period
2.	40 % Loss Severity
3.	6 Months Lag
4.	Defaults outside Prepays
5.	Pricing Prepayment Assumption
6.	CDR shown before 1st $ lost
7.	Certificates use 1-month LIBOR forward and collateral uses 6-month LIBOR and 1-year CMT forwards
8.	15 day lookback for 6m Libor and 1 yr CMT
9.	100% Principal and Interest Advancing
10.	To maturity

Aggregate Collateral: Summary
Statistics for the Mortgage Loans listed below are based on Cut-off Date scheduled balances.

		Minimum	Maximum

Scheduled Principal Balance:	$447,648,541.04
Number of Mortgage Loans	3,035
Average Scheduled Principal Balance:	$147,495.40	$5,935.50	$938,857.05
Weighted Average Gross Coupon:	8.633%	5.000%	13.125%
Non-Zero Weighted Average Original Credit Score:	617	500	805
Weighted Average Combined LTV Ratio (1):	83.84%	13.00%	100.00%
Weighted Average Fully Combined LTV Ratio (2):	88.09%	13.00%	100.00%
Weighted Average Effective LTV Ratio(3):	81.13%	13.00%	100.00%
Weighted Average Stated Remaining Term:	353	164	359
Weighted Average Original Term:	355	180	360
Weighted Average Roll Term:	22	7	35
Weighted Average Gross Margin:	5.514%	2.875%	7.900%
Weighted Average Initial Periodic Rate Cap:	2.989%	1.500%	3.000%
Weighted Average Subsequent Periodic Rate Cap:	1.009%	1.000%	2.000%
Weighted Average Gross Maximum Lifetime Rate:	14.515%	11.000%	19.125%
Weighted Average Gross Minimum Lifetime Rate:	5.649%	2.875%	11.000%
Weighted Average Seasoning:	2	1	17
Weighted Average First Pay Date:	11/26/2006	9/1/2005	1/1/2007
Weighted Average First Adjustment Date:	11/3/2008	8/1/2007	12/1/2009
Percent Interest Only Loans:	10.36%
Percent Second Liens:	2.87%
Percent of Loans That Has First Lien with Silent Seconds:	22.39%
Non-Zero Weighted Average Debt-To-Income Ratio:	42.49%	0.32%	62.92%

(1) Combined LTV = Principal Balance at Origination + Senior Lien Balance (as applicable) / property value
(2) Fully Combined LTV = Principal Balance at Origination+ Senior and known Junior Lien Balances (as applicable) / property value
(3) Effective LTV = (Principal Balance at Origination+ Senior Lien Balances (as applicable) / property value)* (1-MI coverage) %

Product Type of the Mortgage Loans
Product Type	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
Arm Non-Hybrid	10	2,561,215.71	0.57	256,121.57	9.212	84.25	86.40	80.02	598
Fixed -15	44	2,601,379.13	0.58	59,122.25	8.910	72.44	72.94	72.44	611
Fixed -20	1	153,524.97	0.03	153,524.97	8.795	70.00	70.00	70.00	576
Fixed -30	714	58,495,264.06	13.07	81,926.14	9.481	84.68	86.42	84.19	622
Fixed -30 IO	5	1,006,140.00	0.22	201,228.00	7.985	73.72	80.56	73.72	643
Fixed Balloon 30/15	53	8,960,725.38	2.00	169,070.29	8.375	80.04	81.57	79.75	617
Fixed Balloon 40/30	71	13,289,801.56	2.97	187,180.30	8.417	80.00	87.09	80.00	619
Hybrid 2 Yrs Fixed	1,933	306,871,376.64	68.55	158,753.95	8.592	84.42	88.35	80.77	613
Hybrid 2 Yrs Fixed IO	140	44,344,639.61	9.91	316,747.43	7.882	81.60	90.71	81.01	642
Hybrid 3 Yrs Fixed	60	8,326,017.98	1.86	138,766.97	8.788	84.01	90.02	80.98	607
Hybrid 3 Yrs Fixed IO	4	1,038,456.00	0.23	259,614.00	7.157	80.00	97.84	80.00	631
Total:	3,035	447,648,541.04	100.00	147,495.40	8.633	83.84	88.09	81.13	617

Principal Balances of the Mortgage Loans at Origination
Range ($)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
5,940.00 - 25,000.00	137	2,545,347.97	0.57	18,579.18	11.323	91.80	92.28	90.70	613
25,000.01 - 50,000.00	354	13,287,754.89	2.97	37,536.03	10.656	86.45	87.89	83.62	603
50,000.01 - 75,000.00	416	25,979,104.32	5.80	62,449.77	9.648	84.97	88.53	79.18	606
75,000.01 - 100,000.00	401	34,939,929.39	7.81	87,131.99	9.090	83.71	87.59	79.23	607
100,000.01 - 125,000.00	312	35,089,782.71	7.84	112,467.25	8.971	83.31	88.38	80.42	608
125,000.01 - 150,000.00	273	37,321,599.48	8.34	136,709.16	8.875	83.96	87.84	79.92	607
150,000.01 - 175,000.00	266	43,022,220.23	9.61	161,737.67	8.530	82.73	87.32	79.49	612
175,000.01 - 200,000.00	207	38,854,379.81	8.68	187,702.32	8.412	83.01	87.21	81.19	618
200,000.01 - 225,000.00	132	27,959,000.54	6.25	211,810.61	8.363	82.83	86.91	79.35	617
225,000.01 - 250,000.00	103	24,534,897.82	5.48	238,202.89	8.567	84.17	87.97	80.75	617
250,000.01 - 275,000.00	91	23,857,830.82	5.33	262,173.97	8.265	84.47	89.47	81.84	623
275,000.01 - 300,000.00	68	19,594,774.66	4.38	288,158.45	8.250	82.79	88.93	81.48	630
300,000.01 - 350,000.00	79	25,528,261.29	5.70	323,142.55	8.336	84.97	90.05	83.33	615
350,000.01 - 400,000.00	50	18,492,992.52	4.13	369,859.85	8.349	85.19	89.98	83.97	625
400,000.01 - 450,000.00	46	19,660,281.72	4.39	427,397.43	8.093	83.60	87.49	81.21	634
450,000.01 - 500,000.00	30	14,184,725.14	3.17	472,824.17	7.968	83.22	87.96	83.22	627
500,000.01 - 600,000.00	37	19,903,161.73	4.45	537,923.29	8.124	85.23	89.90	84.19	634
600,000.01 - 700,000.00	22	14,286,923.87	3.19	649,405.63	8.049	85.12	86.74	85.12	649
700,000.01 - 800,000.00	7	5,219,789.18	1.17	745,684.17	7.987	82.35	88.79	82.35	647
800,000.01 - 900,000.00	3	2,446,925.90	0.55	815,641.97	7.082	69.74	74.78	69.74	596
900,000.01 - 940,000.00	1	938,857.05	0.21	938,857.05	8.500	77.37	77.37	77.37	570
Total:	3,035	447,648,541.04	100.00	147,495.40	8.633	83.84	88.09	81.13	617

The average loan balance of the mortgage loans at origination was $147,684.

Principal Balances of the Mortgage Loans as of the Cut-off Date
Range ($)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
5,935.50 - 25,000.00	137	2,545,347.97	0.57	18,579.18	11.323	91.80	92.28	90.70	613
25,000.01 - 50,000.00	358	13,487,558.68	3.01	37,674.74	10.630	85.95	87.37	83.16	603
50,000.01 - 75,000.00	423	26,602,647.91	5.94	62,890.42	9.613	84.93	88.45	79.10	607
75,000.01 - 100,000.00	390	34,116,582.01	7.62	87,478.42	9.109	83.91	87.83	79.45	607
100,000.01 - 125,000.00	314	35,338,936.88	7.89	112,544.38	8.959	83.31	88.35	80.44	608
125,000.01 - 150,000.00	278	38,121,190.90	8.52	137,126.59	8.869	83.35	87.15	79.39	606
150,000.01 - 175,000.00	261	42,323,057.97	9.45	162,157.31	8.532	83.19	87.93	79.90	612
175,000.01 - 200,000.00	205	38,504,796.48	8.60	187,828.28	8.417	83.08	87.23	81.25	619
200,000.01 - 225,000.00	133	28,183,933.94	6.30	211,909.28	8.373	82.92	86.98	79.48	618
225,000.01 - 250,000.00	104	24,809,659.94	5.54	238,554.42	8.557	83.93	87.69	80.55	614
250,000.01 - 275,000.00	90	23,632,945.57	5.28	262,588.28	8.253	84.58	89.86	81.92	624
275,000.01 - 300,000.00	67	19,319,964.39	4.32	288,357.68	8.257	82.83	88.77	81.50	630
300,000.01 - 350,000.00	80	25,878,246.04	5.78	323,478.08	8.340	84.90	90.19	83.28	617
350,000.01 - 400,000.00	50	18,542,497.00	4.14	370,849.94	8.323	85.33	89.72	84.11	622
400,000.01 - 450,000.00	46	19,710,685.61	4.40	428,493.17	8.125	83.44	87.32	81.06	633
450,000.01 - 500,000.00	29	13,734,832.02	3.07	473,614.90	7.938	83.33	88.22	83.33	629
500,000.01 - 600,000.00	37	19,903,161.73	4.45	537,923.29	8.124	85.23	89.90	84.19	634
600,000.01 - 700,000.00	22	14,286,923.87	3.19	649,405.63	8.049	85.12	86.74	85.12	649
700,000.01 - 800,000.00	7	5,219,789.18	1.17	745,684.17	7.987	82.35	88.79	82.35	647
800,000.01 - 900,000.00	3	2,446,925.90	0.55	815,641.97	7.082	69.74	74.78	69.74	596
900,000.01 - 938,857.05	1	938,857.05	0.21	938,857.05	8.500	77.37	77.37	77.37	570
Total:	3,035	447,648,541.04	100.00	147,495.40	8.633	83.84	88.09	81.13	617

The average loan balance of the mortgage loans as of the cut-off date was $147,495.

Gross Mortgage Rates of the Mortgage Loans at Origination
Range of Gross Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
5.000 - 5.500	1	265,203.81	0.06	265,203.81	5.000	80.00	100.00	80.00	585
5.501 - 6.000	12	4,417,057.94	0.99	368,088.16	5.864	79.70	96.28	79.70	648
6.001 - 6.500	30	8,579,504.97	1.92	285,983.50	6.357	75.35	89.51	74.95	633
6.501 - 7.000	94	24,846,772.80	5.55	264,327.37	6.864	75.95	85.54	75.95	635
7.001 - 7.500	227	47,630,897.37	10.64	209,827.74	7.344	76.80	84.57	76.70	630
7.501 - 8.000	382	73,638,191.78	16.45	192,770.14	7.826	80.49	86.77	79.93	621
8.001 - 8.500	375	64,367,565.99	14.38	171,646.84	8.345	82.05	87.05	80.16	616
8.501 - 9.000	517	79,994,898.84	17.87	154,729.01	8.816	86.26	88.82	83.27	617
9.001 - 9.500	359	51,523,610.71	11.51	143,519.81	9.313	87.75	89.23	82.97	611
9.501 - 10.000	341	42,225,498.16	9.43	123,828.44	9.807	89.44	89.91	82.46	609
10.001 - 10.500	169	18,736,548.07	4.19	110,867.15	10.315	90.11	90.34	84.43	606
10.501 - 11.000	199	15,643,379.04	3.49	78,609.94	10.772	88.30	88.66	81.34	603
11.001 - 11.500	79	5,370,642.29	1.20	67,982.81	11.265	90.10	90.10	84.22	596
11.501 - 12.000	84	3,903,872.66	0.87	46,474.67	11.772	94.83	94.83	92.61	612
12.001 - 12.500	81	3,619,742.52	0.81	44,688.18	12.290	96.59	96.59	95.59	602
12.501 - 13.000	84	2,838,375.01	0.63	33,790.18	12.804	98.87	98.87	98.62	587
13.001 - 13.125	1	46,779.08	0.01	46,779.08	13.125	65.00	65.00	65.00	535
Total:	3,035	447,648,541.04	100.00	147,495.40	8.633	83.84	88.09	81.13	617

The weighted-average mortgage rate of the mortgage loans as of the cut-off date was 8.633%.

Original Term to Maturity of the Mortgage Loans
Original Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
180 - 240	98	11,715,629.48	2.62	119,547.24	8.499	78.22	79.50	78.00	615
241 - 360	2,937	435,932,911.56	97.38	148,427.96	8.636	83.99	88.32	81.21	617
Total:	3,035	447,648,541.04	100.00	147,495.40	8.633	83.84	88.09	81.13	617

The weighted-average original term to maturity of the mortgage loans as of the cut-off date was 355 months.

Remaining Term to Maturity of the Mortgage Loans
Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
164 - 180	97	11,562,104.51	2.58	119,196.95	8.495	78.33	79.63	78.11	615
181 - 240	1	153,524.97	0.03	153,524.97	8.795	70.00	70.00	70.00	576
301 - 359	2,937	435,932,911.56	97.38	148,427.96	8.636	83.99	88.32	81.21	617
Total:	3,035	447,648,541.04	100.00	147,495.40	8.633	83.84	88.09	81.13	617

The weighted-average remaining term to maturity of the mortgage loans as of the cut-off date was 353 months.

Seasoning of the Mortgage Loans
Seasoning (Months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
1 - 6	3,014	445,395,578.58	99.50	147,775.57	8.636	83.84	88.11	81.18	617
7 - 12	18	1,921,776.53	0.43	106,765.36	8.078	84.03	84.03	70.87	597
13 - 17	3	331,185.93	0.07	110,395.31	7.366	74.72	74.72	74.72	564
Total:	3,035	447,648,541.04	100.00	147,495.40	8.633	83.84	88.09	81.13	617

The weighted-average seasoning of the mortgage loans as of the cut-off date was 2 months.

Combined Loan-To-Value Ratio of the Mortgage Loans at Origination
Combined Loan-To-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
13.00 - 15.00	4	292,618.26	0.07	73,154.57	8.479	13.36	15.45	13.36	593
15.01 - 20.00	6	638,948.57	0.14	106,491.43	8.000	17.52	17.52	17.52	589
20.01 - 25.00	7	480,357.39	0.11	68,622.48	8.354	23.32	23.32	23.32	567
25.01 - 30.00	7	731,202.75	0.16	104,457.54	8.255	27.92	27.92	27.92	589
30.01 - 35.00	11	924,416.47	0.21	84,037.86	9.044	32.54	32.54	32.54	572
35.01 - 40.00	9	831,471.43	0.19	92,385.71	8.089	37.52	37.52	37.52	580
40.01 - 45.00	24	2,354,324.29	0.53	98,096.85	8.280	42.96	42.96	42.96	596
45.01 - 50.00	22	3,711,036.79	0.83	168,683.49	7.794	47.62	47.62	47.62	579
50.01 - 55.00	44	5,935,195.95	1.33	134,890.82	8.474	52.38	53.96	52.38	586
55.01 - 60.00	48	6,710,346.05	1.50	139,798.88	8.066	58.13	59.19	58.13	608
60.01 - 65.00	61	8,511,356.16	1.90	139,530.43	8.441	63.13	63.31	63.13	578
65.01 - 70.00	110	16,813,356.59	3.76	152,848.70	8.186	68.63	69.38	68.63	586
70.01 - 75.00	163	28,969,701.95	6.47	177,728.23	8.183	74.02	76.24	74.02	598
75.01 - 80.00	813	133,638,422.60	29.85	164,376.90	7.927	79.77	92.95	79.77	619
80.01 - 85.00	295	46,796,322.74	10.45	158,631.60	8.833	84.32	84.57	84.01	598
85.01 - 90.00	361	64,696,362.94	14.45	179,214.30	8.627	89.62	90.10	86.87	628
90.01 - 95.00	481	68,447,980.33	15.29	142,303.49	9.388	94.81	94.86	87.72	628
95.01 - 100.00	569	57,165,119.78	12.77	100,465.94	9.776	99.94	99.94	90.60	640
Total:	3,035	447,648,541.04	100.00	147,495.40	8.633	83.84	88.09	81.13	617

The weighted-average Combined loan-to-value ratio of the mortgage loans as of the cut-off date was 83.84%.

Fully Combined Loan-To-Value Ratio of the Mortgage Loans at Origination
Fully Combined Loan-To-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
13.00 - 15.00	3	241,685.22	0.05	80,561.74	8.554	13.31	13.31	13.31	593
15.01 - 20.00	6	638,948.57	0.14	106,491.43	8.000	17.52	17.52	17.52	589
20.01 - 25.00	7	480,357.39	0.11	68,622.48	8.354	23.32	23.32	23.32	567
25.01 - 30.00	8	782,135.79	0.17	97,766.97	8.246	26.99	27.77	26.99	589
30.01 - 35.00	11	924,416.47	0.21	84,037.86	9.044	32.54	32.54	32.54	572
35.01 - 40.00	9	831,471.43	0.19	92,385.71	8.089	37.52	37.52	37.52	580
40.01 - 45.00	24	2,354,324.29	0.53	98,096.85	8.280	42.96	42.96	42.96	596
45.01 - 50.00	22	3,711,036.79	0.83	168,683.49	7.794	47.62	47.62	47.62	579
50.01 - 55.00	43	5,740,339.83	1.28	133,496.28	8.520	52.40	52.40	52.40	584
55.01 - 60.00	47	6,498,518.48	1.45	138,266.35	8.072	58.13	58.13	58.13	605
60.01 - 65.00	60	8,316,639.33	1.86	138,610.66	8.460	63.11	63.11	63.11	578
65.01 - 70.00	104	16,160,460.29	3.61	155,389.04	8.187	68.59	68.59	68.59	585
70.01 - 75.00	142	25,730,013.96	5.75	181,197.28	8.254	73.81	73.87	73.81	593
75.01 - 80.00	284	44,004,472.01	9.83	154,945.32	8.424	79.33	79.33	79.33	596
80.01 - 85.00	285	46,224,103.33	10.33	162,189.84	8.817	84.15	84.29	83.86	599
85.01 - 90.00	366	63,450,136.78	14.17	173,361.03	8.618	89.18	89.62	86.36	625
90.01 - 95.00	521	75,039,653.46	16.76	144,030.05	9.250	93.42	94.80	87.08	629
95.01 - 100.00	1,093	146,519,827.62	32.73	134,052.91	8.516	87.93	99.95	84.22	634
Total:	3,035	447,648,541.04	100.00	147,495.40	8.633	83.84	88.09	81.13	617

The weighted-average Fully Combined loan-to-value ratio of the mortgage loans as of the cut-off date was 88.09%.

Effective Loan-To-Value Ratio of the Mortgage Loans at Origination
Effective Loan-To-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
13.00 - 15.00	4	292,618.26	0.07	73,154.57	8.479	13.36	15.45	13.36	593
15.01 - 20.00	6	638,948.57	0.14	106,491.43	8.000	17.52	17.52	17.52	589
20.01 - 25.00	7	480,357.39	0.11	68,622.48	8.354	23.32	23.32	23.32	567
25.01 - 30.00	7	731,202.75	0.16	104,457.54	8.255	27.92	27.92	27.92	589
30.01 - 35.00	11	924,416.47	0.21	84,037.86	9.044	32.54	32.54	32.54	572
35.01 - 40.00	9	831,471.43	0.19	92,385.71	8.089	37.52	37.52	37.52	580
40.01 - 45.00	24	2,354,324.29	0.53	98,096.85	8.280	42.96	42.96	42.96	596
45.01 - 50.00	22	3,711,036.79	0.83	168,683.49	7.794	47.62	47.62	47.62	579
50.01 - 55.00	44	5,935,195.95	1.33	134,890.82	8.474	52.38	53.96	52.38	586
55.01 - 60.00	48	6,710,346.05	1.5	139,798.88	8.066	58.13	59.19	58.13	608
60.01 - 65.00	360	44,488,810.81	9.94	123,580.03	9.330	89.90	89.97	64.48	596
65.01 - 70.00	130	19,412,419.25	4.34	149,326.30	8.295	71.82	72.47	68.41	591
70.01 - 75.00	174	30,351,966.70	6.78	174,436.59	8.231	74.48	76.61	74.02	596
75.01 - 80.00	814	133,663,835.46	29.86	164,206.19	7.928	79.77	92.94	79.77	619
80.01 - 85.00	283	45,388,645.13	10.14	160,383.91	8.819	84.32	84.57	84.32	600
85.01 - 90.00	314	57,476,574.06	12.84	183,046.41	8.513	89.58	90.12	89.58	632
90.01 - 95.00	326	52,351,271.94	11.69	160,586.72	9.257	94.78	94.82	94.78	640
95.01 - 100.00	452	41,905,099.74	9.36	92,710.40	10.000	99.92	99.92	99.92	647
Total:	3,035	447,648,541.04	100.00	147,495.40	8.633	83.84	88.09	81.13	617

The weighted-average Effective loan-to-value ratio of the mortgage loans as of the cut-off date was 81.13%.

Occupancy Type of the Mortgage Loans at Origination
Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
Primary	2,770	412,322,823.87	92.11	148,853.01	8.585	83.69	88.26	80.92	614
Investor	222	27,171,299.26	6.07	122,393.24	9.260	85.78	86.05	84.57	651
Second Home	43	8,154,417.91	1.82	189,637.63	8.949	84.94	85.85	80.22	653
Total:	3,035	447,648,541.04	100.00	147,495.40	8.633	83.84	88.09	81.13	617

Property Types of the Mortgage Loans
Property Type	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
Single Family	2,795	411,850,981.49	92.00	147,352.77	8.630	83.84	88.04	81.21	616
Condo	140	20,054,175.18	4.48	143,244.11	8.523	84.58	91.00	80.42	634
2-4 Family	100	15,743,384.37	3.52	157,433.84	8.831	82.72	85.56	79.96	630
Total:	3,035	447,648,541.04	100.00	147,495.40	8.633	83.84	88.09	81.13	617

Loan Purpose of the Mortgage Loans
Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
Purchase	1,596	213,763,475.47	47.75	133,937.01	8.677	88.41	95.88	84.15	628
Refinance Cash Out	1,183	195,617,234.41	43.70	165,356.92	8.507	78.71	80.05	77.74	607
Refinance Rate Term	256	38,267,831.16	8.55	149,483.72	9.028	84.48	85.64	81.59	610
Total:	3,035	447,648,541.04	100.00	147,495.40	8.633	83.84	88.09	81.13	617

Documentation of the Mortgage Loans at Origination
Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
Full	2,351	311,849,794.14	69.66	132,645.60	8.599	83.03	87.69	79.65	606
Stated Income	346	68,535,695.17	15.31	198,080.04	9.021	88.78	90.49	88.10	663
Full Doc W/12mo Personal	241	44,322,625.54	9.90	183,911.31	8.340	81.23	87.44	80.28	614
Stated Income W/voa	51	12,476,580.96	2.79	244,638.84	8.716	90.59	93.71	85.91	670
Full Doc W/12mo Business	30	7,806,538.80	1.74	260,217.96	8.135	80.31	82.40	79.42	619
Lite Doc - 6mo Bank Statement	11	1,889,591.63	0.42	171,781.06	9.080	71.96	71.96	71.96	617
Full Doc W/12 mo Bank Statement	5	767,714.80	0.17	153,542.96	7.206	76.76	76.76	72.33	599
Total:	3,035	447,648,541.04	100.00	147,495.40	8.633	83.84	88.09	81.13	617

Lien Position of the Mortgage Loans at Origination
Lien Position	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
1	2,718	434,801,695.41	97.13	159,971.19	8.540	83.37	87.74	80.58	617
2	317	12,846,845.63	2.87	40,526.33	11.760	99.72	99.72	99.72	627
Total:	3,035	447,648,541.04	100.00	147,495.40	8.633	83.84	88.09	81.13	617

Index of the Mortgage Loans
Index	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
One Year CMT	10	2,561,215.71	0.71	256,121.57	9.212	84.25	86.40	80.02	598
Six-Month LIBOR	2,137	360,580,490.23	99.29	168,732.10	8.505	84.05	88.70	80.80	617
Total:	2,147	363,141,705.94	100.00	169,139.13	8.510	84.05	88.69	80.80	617

Prepayment Penalty Status of the Mortgage Loans at Origination
Prepayment Penalty Status	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
Has Prepayment Penalty	2,096	318,991,667.43	71.26	152,190.68	8.452	83.20	87.78	80.27	614
No Prepayment Penalty	939	128,656,873.61	28.74	137,014.77	9.081	85.41	88.84	83.27	625
Total:	3,035	447,648,541.04	100.00	147,495.40	8.633	83.84	88.09	81.13	617

Prepayment Penalty Term of the Mortgage Loans at Origination
Prepayment Penalty Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
None	939	128,656,873.61	28.74	137,014.77	9.081	85.41	88.84	83.27	625
12	40	8,151,826.17	1.82	203,795.65	8.941	82.80	83.57	81.88	622
24	1,618	256,242,174.09	57.24	158,369.70	8.413	83.88	88.70	80.41	613
36	438	54,597,667.17	12.20	124,652.21	8.562	80.10	84.10	79.37	619
Total:	3,035	447,648,541.04	100.00	147,495.40	8.633	83.84	88.09	81.13	617

Geographic Concentration of the Mortgage Loans
Location	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
California	184	56,695,326.05	12.67	308,126.77	7.832	78.58	84.33	77.97	625
Florida	181	33,342,168.12	7.45	184,210.87	8.547	85.34	87.54	83.56	625
Illinois	154	24,166,770.22	5.40	156,927.08	9.174	87.57	89.58	81.81	621
Arizona	119	24,002,172.10	5.36	201,698.93	8.455	83.86	87.63	83.04	618
Maryland	96	19,280,439.63	4.31	200,837.91	8.407	79.07	81.84	77.44	614
Georgia	116	18,128,947.93	4.05	156,284.03	8.955	87.59	91.12	85.46	615
New Jersey	84	17,937,757.40	4.01	213,544.73	8.389	80.48	85.94	79.06	619
Pennsylvania	161	16,968,673.70	3.79	105,395.49	9.106	84.80	87.08	79.28	604
Texas	152	14,501,668.43	3.24	95,405.71	8.928	85.39	88.67	83.17	615
Michigan	128	14,025,633.20	3.13	109,575.26	9.088	87.54	90.37	85.43	616
Wisconsin	103	13,647,030.01	3.05	132,495.44	8.892	86.02	88.22	82.53	619
Virginia	81	13,167,618.75	2.94	162,563.19	8.359	81.62	86.87	80.37	611
North Carolina	101	12,847,006.92	2.87	127,198.09	9.016	87.94	93.37	84.87	622
New York	74	12,841,358.65	2.87	173,531.87	8.624	80.61	83.05	76.40	602
Missouri	112	10,365,094.27	2.32	92,545.48	9.146	85.08	89.36	81.31	608
Washington	61	10,337,218.08	2.31	169,462.59	8.358	82.43	90.18	81.53	623
Minnesota	77	10,112,955.86	2.26	131,337.09	8.753	83.10	88.02	77.11	606
Ohio	105	9,494,612.71	2.12	90,424.88	9.040	86.85	92.25	79.91	606
Colorado	53	9,031,169.38	2.02	170,399.42	8.437	85.16	92.01	81.29	625
Tennessee	78	7,721,600.59	1.72	98,994.88	8.788	86.25	93.06	84.64	619
Massachusetts	32	7,517,660.86	1.68	234,926.90	8.110	78.57	85.45	76.87	643
Indiana	95	7,360,406.85	1.64	77,477.97	9.363	87.95	90.47	82.94	610
Nevada	35	6,974,228.51	1.56	199,263.67	8.281	81.46	86.71	78.70	612
Iowa	76	6,756,588.82	1.51	88,902.48	9.393	85.16	90.95	79.09	601
South Carolina	52	6,706,575.71	1.50	128,972.61	8.769	86.82	93.43	84.29	626
Louisiana	65	6,576,448.13	1.47	101,176.13	8.941	85.40	89.66	82.34	605
Oregon	26	4,897,690.18	1.09	188,372.70	8.292	83.06	90.62	83.06	638
Alabama	47	4,048,686.75	0.90	86,142.27	9.229	84.74	87.82	80.60	601
Oklahoma	43	4,038,072.78	0.90	93,908.67	8.807	84.76	89.18	80.90	614
Kansas	36	3,440,699.88	0.77	95,575.00	9.176	89.66	91.90	85.37	613
New Mexico	19	3,308,093.82	0.74	174,110.20	8.994	83.22	88.54	80.61	596
Utah	20	3,160,251.74	0.71	158,012.59	8.327	85.57	89.93	85.57	627
Connecticut	15	3,156,170.01	0.71	210,411.33	8.756	85.57	87.94	81.35	615
Mississippi	37	3,100,141.24	0.69	83,787.60	9.056	86.16	88.45	81.20	601
Nebraska	33	2,994,497.21	0.67	90,742.34	9.161	84.64	90.57	81.47	624
District of Columbia	8	2,785,311.20	0.62	348,163.90	7.930	83.54	85.74	77.06	615
Kentucky	20	2,665,429.90	0.60	133,271.50	8.744	89.98	92.60	83.02	620
Delaware	17	2,610,233.12	0.58	153,543.12	8.125	81.17	93.47	81.17	603
Alaska	14	2,591,657.64	0.58	185,118.40	8.466	81.74	85.30	81.74	640
Idaho	19	2,466,601.65	0.55	129,821.14	9.107	84.64	87.31	83.05	598
West Virginia	26	2,241,362.29	0.50	86,206.24	8.554	88.14	96.32	83.27	614
Arkansas	20	1,852,192.72	0.41	92,609.64	8.917	88.69	88.69	78.23	606
Hawaii	3	1,250,212.15	0.28	416,737.38	7.354	87.16	92.56	87.16	715
Montana	10	1,169,483.75	0.26	116,948.38	9.178	85.84	90.72	83.37	610
Rhode Island	4	969,705.21	0.22	242,426.30	8.145	83.33	88.43	83.33	613
South Dakota	11	937,517.68	0.21	85,228.88	9.291	89.77	95.16	85.78	616
New Hampshire	7	895,487.10	0.20	127,926.73	8.131	80.09	88.77	80.09	627
Maine	7	816,006.16	0.18	116,572.31	9.614	90.04	95.75	87.57	630
Wyoming	6	740,785.47	0.17	123,464.25	9.134	88.39	91.95	78.72	601
North Dakota	10	670,764.67	0.15	67,076.47	8.836	81.41	94.27	81.41	605
Vermont	2	334,355.84	0.07	167,177.92	8.128	64.50	64.50	64.50	581
Total:	3,035	447,648,541.04	100.00	147,495.40	8.633	83.84	88.09	81.13	617

Mortgage Insurance Status of the Mortgage Loans at Origination
Mortgage Insurance Status	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
CurLTV<=80	1,646	223,389,600.88	49.90	135,716.65	8.248	75.49	83.80	75.49	610
No PMI	1,058	184,274,745.24	41.17	174,172.73	8.911	91.41	91.65	91.41	630
United Guaranty (added by CGM)	292	34,984,849.90	7.82	119,811.13	9.556	96.19	96.24	64.79	600
United Guaranty	39	4,999,345.02	1.12	128,188.33	9.086	91.16	91.24	68.58	604
Total:	3,035	447,648,541.04	100.00	147,495.40	8.633	83.84	88.09	81.13	617

Mortgage Insurance Coverage
Mortgage Insurance Coverage %	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
0	2,704	407,664,346.12	91.07	150,763.44	8.548	82.69	87.35	82.69	619
6	1	25,412.86	0.01	25,412.86	12.500	85.00	85.00	79.90	N/A
12	11	1,382,264.75	0.31	125,660.43	9.229	84.20	84.51	74.10	548
25	10	1,469,078.44	0.33	146,907.84	8.849	89.49	89.49	67.12	625
28	37	5,750,710.44	1.28	155,424.61	9.709	90.00	90.00	64.80	589
29	1	59,253.14	0.01	59,253.14	10.750	91.23	91.23	64.77	578
30	12	1,358,225.25	0.30	113,185.44	9.259	94.75	94.75	66.33	626
31	4	693,039.32	0.15	173,259.83	9.130	93.54	93.54	64.54	612
32	138	13,986,190.68	3.12	101,349.21	9.899	94.99	95.10	64.59	584
35	117	15,260,020.04	3.41	130,427.52	9.163	100.00	100.00	65.00	619
Total:	3,035	447,648,541.04	100.00	147,495.40	8.633	83.84	88.09	81.13	617

Credit Score of the Mortgage Loans at Origination
Credit Score	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
N/A	10	582,787.55	0.13	58,278.76	10.711	80.29	81.71	78.17	N/A
500 - 524	108	10,768,371.74	2.41	99,707.15	9.819	69.83	70.01	69.74	516
525 - 549	171	21,191,030.66	4.73	123,924.16	9.467	74.64	74.94	74.30	539
550 - 574	340	48,914,246.78	10.93	143,865.43	8.928	79.60	79.92	73.29	564
575 - 599	619	79,739,360.57	17.81	128,819.65	8.608	81.64	87.15	79.19	587
600 - 624	672	94,533,513.33	21.12	140,674.87	8.561	85.77	90.81	80.90	612
625 - 649	537	89,112,735.27	19.91	165,945.50	8.396	86.34	91.20	84.59	638
650 - 674	318	58,405,310.97	13.05	183,664.50	8.473	87.39	92.30	86.59	661
675 - 699	146	24,736,707.34	5.53	169,429.50	8.494	85.81	90.99	84.76	685
700 - 724	58	9,767,788.97	2.18	168,410.15	8.295	87.99	94.29	87.36	711
725 - 749	28	5,221,372.21	1.17	186,477.58	8.773	85.92	91.48	85.92	738
750 - 774	20	2,990,379.56	0.67	149,518.98	8.316	86.35	94.04	85.76	758
775 - 799	6	1,377,457.13	0.31	229,576.19	8.449	87.88	87.88	87.26	781
800 - 805	2	307,478.96	0.07	153,739.48	9.278	95.00	95.00	95.00	804
Total:	3,035	447,648,541.04	100.00	147,495.40	8.633	83.84	88.09	81.13	617

The non-zero weighted-average credit score of the mortgage loans as of the cut-off date was 617.

Debt-To-Income Ratio of the Mortgage Loans at Origination
Debt-To-Income Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
0.32 - 10.00	49	4,254,154.06	0.95	86,819.47	9.293	87.06	87.42	87.06	645
10.01 - 20.00	199	14,635,384.10	3.27	73,544.64	9.614	86.66	88.79	85.55	623
20.01 - 30.00	409	39,493,536.80	8.82	96,561.21	9.064	81.39	83.44	78.90	612
30.01 - 40.00	660	92,704,777.07	20.71	140,461.78	8.679	82.84	86.60	80.44	618
40.01 - 50.00	1,025	171,413,993.94	38.29	167,233.16	8.601	84.59	89.41	81.79	620
50.01 - 62.92	693	125,146,695.07	27.96	180,586.86	8.369	83.88	88.78	80.73	614
Total:	3,035	447,648,541.04	100.00	147,495.40	8.633	83.84	88.09	81.13	617

The non-zero weighted-average debt-to-income ratio of the mortgage loans as of the cut-off date was 42.49%.

Channel of the Mortgage Loans
Channel (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
Retail	1,429	241,501,302.62	53.95	169,000.21	8.330	80.72	88.13	78.67	616
Wholesale	851	125,180,307.56	27.96	147,097.89	8.741	87.56	87.96	82.94	619
Correspondent	755	80,966,930.86	18.09	107,240.97	9.367	87.37	88.14	85.69	620
Total:	3,035	447,648,541.04	100.00	147,495.40	8.633	83.84	88.09	81.13	617

Margin of the Adjustable-Rate Mortgage Loans
Range of Margins of the Adjustable Rate Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
2.875 - 3.000	1	79,912.27	0.02	79,912.27	9.000	80.00	90.00	80.00	509
3.501 - 4.000	42	11,860,402.39	3.27	282,390.53	6.791	76.68	93.26	76.68	662
4.001 - 4.500	255	48,349,345.92	13.31	189,605.28	7.498	77.79	91.08	77.53	628
4.501 - 5.000	386	65,937,669.65	18.16	170,822.98	7.884	77.66	86.84	77.21	619
5.001 - 5.500	309	62,484,940.90	17.21	202,216.64	8.343	82.65	85.14	81.43	618
5.501 - 6.000	285	50,523,807.18	13.91	177,276.52	8.715	87.15	87.73	82.80	614
6.001 - 6.500	768	110,180,800.02	30.34	143,464.58	9.385	90.17	90.54	83.35	608
6.501 - 7.000	63	9,217,109.55	2.54	146,303.33	9.520	89.95	91.30	82.72	605
7.001 - 7.500	32	3,797,237.25	1.05	118,663.66	9.564	86.65	86.84	81.28	606
7.501 - 7.900	6	710,480.81	0.20	118,413.47	9.831	89.98	89.98	84.66	573
Total:	2,147	363,141,705.94	100.00	169,139.13	8.510	84.05	88.69	80.80	617

The weighted-average margin of the adjustable rate mortgage loans as of the cut-off date was 5.514%.

Next Rate Adjustment Date of the Adjustable-Rate Mortgage Loans
Next Rate Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
2007-08	2	169,724.57	0.05	84,862.29	9.075	91.81	91.81	81.47	664
2007-09	1	195,417.19	0.05	195,417.19	7.375	72.00	72.00	72.00	540
2007-10	1	365,225.44	0.10	365,225.44	9.673	92.59	92.59	92.59	622
2007-11	8	2,134,415.89	0.59	266,801.99	9.038	82.51	85.09	78.26	589
2008-01	1	25,412.86	0.01	25,412.86	12.500	85.00	85.00	79.90	N/A
2008-04	1	42,953.60	0.01	42,953.60	9.750	80.00	80.00	80.00	554
2008-05	7	924,398.96	0.25	132,056.99	7.828	86.62	86.62	68.81	591
2008-06	4	600,680.90	0.17	150,170.23	8.019	83.44	83.44	71.35	572
2008-07	3	338,312.82	0.09	112,770.94	9.236	85.91	85.91	74.68	575
2008-08	16	1,671,123.33	0.46	104,445.21	9.305	81.28	85.89	69.04	589
2008-09	39	6,630,958.98	1.83	170,024.59	8.926	88.07	89.54	79.02	620
2008-10	141	22,789,787.00	6.28	161,629.70	8.860	86.38	87.91	82.45	629
2008-11	1,854	316,749,120.63	87.22	170,846.34	8.466	83.82	88.74	80.83	617
2008-12	5	1,139,699.79	0.31	227,939.96	8.487	85.35	85.35	85.35	594
2009-09	3	281,650.73	0.08	93,883.58	9.470	80.00	95.76	80.00	589
2009-10	20	2,310,065.36	0.64	115,503.27	9.281	81.74	96.49	81.74	605
2009-11	40	6,657,797.79	1.83	166,444.94	8.294	84.91	89.43	81.11	614
2009-12	1	114,960.10	0.03	114,960.10	11.125	51.11	51.11	51.11	538
Total:	2,147	363,141,705.94	100.00	169,139.13	8.510	84.05	88.69	80.80	617

The weighted-average next rate adjustment date of the adjustable rate mortgage loans as of the cut-off date was November 03, 2008.

Maximum Mortgage Rate of the Adjustable-Rate Mortgage Loans
Range of Maximum Mortgage Rates of the Adjustable Rate Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
11.000 - 11.500	1	265,203.81	0.07	265,203.81	5.000	80.00	100.00	80.00	585
11.501 - 12.000	11	3,906,831.17	1.08	355,166.47	5.853	79.67	95.79	79.67	649
12.001 - 12.500	29	8,174,317.12	2.25	281,873.00	6.350	75.12	88.99	74.70	630
12.501 - 13.000	76	20,116,927.21	5.54	264,696.41	6.853	76.14	86.31	76.14	634
13.001 - 13.500	202	43,171,473.96	11.89	213,720.17	7.342	76.89	84.76	76.78	628
13.501 - 14.000	309	59,514,902.73	16.39	192,604.86	7.827	81.46	88.29	80.89	618
14.001 - 14.500	300	54,168,144.46	14.92	180,560.48	8.338	83.03	88.35	80.77	614
14.501 - 15.000	386	65,622,016.04	18.07	170,005.22	8.803	87.24	89.86	83.60	617
15.001 - 15.500	275	42,218,709.28	11.63	153,522.58	9.312	88.56	90.24	82.83	612
15.501 - 16.000	269	36,119,062.80	9.95	134,271.61	9.790	90.29	90.68	82.37	609
16.001 - 16.500	128	15,490,955.50	4.27	121,023.09	10.319	90.11	90.24	83.29	605
16.501 - 17.000	102	9,828,017.02	2.71	96,353.11	10.757	88.35	88.86	78.32	589
17.001 - 17.500	38	3,185,354.71	0.88	83,825.12	11.267	86.14	86.14	76.58	571
17.501 - 18.000	12	904,857.11	0.25	75,404.76	11.521	84.20	84.20	73.68	560
18.001 - 18.500	7	339,873.71	0.09	48,553.39	12.372	87.54	87.54	76.90	577
18.501 - 19.000	1	68,280.23	0.02	68,280.23	12.950	85.00	85.00	74.80	534
19.001 - 19.125	1	46,779.08	0.01	46,779.08	13.125	65.00	65.00	65.00	535
Total:	2,147	363,141,705.94	100.00	169,139.13	8.510	84.05	88.69	80.80	617

The weighted-average maximum mortgage rate of the adjustable rate mortgage loans as of the cut-off date was 14.515%.

Minimum Mortgage Rate of the Adjustable-Rate Mortgage Loans
Range of Minimum Mortgage Rates of the Adjustable Rate Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
2.875 - 3.000	1	79,912.27	0.02	79,912.27	9.000	80.00	90.00	80.00	509
3.501 - 4.000	40	11,493,216.12	3.16	287,330.40	6.798	77.11	94.22	77.11	661
4.001 - 4.500	249	47,384,445.90	13.05	190,298.98	7.495	77.79	91.34	77.58	628
4.501 - 5.000	380	64,228,646.29	17.69	169,022.75	7.870	77.53	86.95	77.06	620
5.001 - 5.500	299	61,180,139.13	16.85	204,615.85	8.339	82.55	85.11	81.34	617
5.501 - 6.000	264	47,160,207.70	12.99	178,637.15	8.700	87.02	87.46	82.76	613
6.001 - 6.500	741	104,945,345.78	28.90	141,626.65	9.405	90.26	90.53	83.14	606
6.501 - 7.000	44	7,045,073.34	1.94	160,115.30	9.270	91.16	91.51	83.77	612
7.001 - 7.500	29	3,626,503.97	1.00	125,051.86	9.147	83.20	83.41	78.14	611
7.501 - 8.000	10	2,273,737.56	0.63	227,373.76	8.065	80.42	80.42	80.42	623
8.001 - 8.500	10	2,247,541.93	0.62	224,754.19	8.365	92.28	93.50	91.05	641
8.501 - 9.000	22	4,378,584.22	1.21	199,026.56	8.849	85.86	87.84	83.39	621
9.001 - 9.500	22	3,043,709.73	0.84	138,350.44	9.309	88.32	91.59	85.53	621
9.501 - 10.000	22	2,721,941.05	0.75	123,724.59	9.753	89.42	92.19	84.45	604
10.001 - 10.500	6	560,229.69	0.15	93,371.62	10.229	89.91	89.91	78.02	587
10.501 - 11.000	8	772,471.26	0.21	96,558.91	10.792	82.87	86.06	75.97	560
Total:	2,147	363,141,705.94	100.00	169,139.13	8.510	84.05	88.69	80.80	617

The weighted-average minimum mortgage rate of the adjustable rate mortgage loans as of the cut-off date was 5.649%.

Initial Periodic Cap of the Adjustable-Rate Mortgage Loans
Initial Periodic Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
1.500	1	175,506.16	0.05	175,506.16	10.900	94.97	94.97	64.58	570
2.000	17	3,665,593.21	1.01	215,623.13	9.022	84.52	86.02	81.12	614
3.000	2,129	359,300,606.57	98.94	168,764.96	8.504	84.04	88.71	80.80	617
Total:	2,147	363,141,705.94	100.00	169,139.13	8.510	84.05	88.69	80.80	617

The weighted-average initial periodic cap of the adjustable rate mortgage loans as of the cut-off date was 2.989%.

Subsequent Periodic Cap of the Adjustable-Rate Mortgage Loans
Subsequent Periodic Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
1.000	2,130	359,440,629.48	98.98	168,751.47	8.504	84.04	88.71	80.81	617
1.500	2	771,506.16	0.21	385,753.08	8.494	83.41	83.41	76.49	650
2.000	15	2,929,570.30	0.81	195,304.69	9.246	85.12	86.99	80.86	604
Total:	2,147	363,141,705.94	100.00	169,139.13	8.510	84.05	88.69	80.80	617

The weighted-average subsequent periodic cap of the adjustable rate mortgage loans as of the cut-off date was 1.009%.

Interest Only Term of the Mortgage Loans at Origination
Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
None	2,886	401,259,305.43	89.64	139,036.49	8.721	84.12	87.79	81.16	615
60	149	46,389,235.61	10.36	311,337.15	7.868	81.39	90.65	80.83	641
Total:	3,035	447,648,541.04	100.00	147,495.40	8.633	83.84	88.09	81.13	617

Historical Delinquency of the Mortgage Loans
Historical Delinquency (Past 12 Months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
0x30 Days Delinquent	3,035	447,648,541.04	100.00	147,495.40	8.633	83.84	88.09	81.13	617
Total:	3,035	447,648,541.04	100.00	147,495.40	8.633	83.84	88.09	81.13	617

Rating Agency Contacts

Standard & Poor’s	: (212) 438-8012

Moody’s	Gregory Besserman: (212) 553-0323